Exhibit 31.2
CERTIFICATION
I, Edward Terino, certify that:
1. I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K for the year ended December 31, 2007 of Arlington Tankers, Ltd.; and
2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: October 10, 2008	/s/ Edward Terino
	Name:	Edward Terino
	Title:	Chief Executive Officer and Chief Financial Officer